UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2008

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers;
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 5.02	Departure of Directors or Certain Officers;

Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.
(c) As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2008, Mark J. Rittenbaum was appointed Executive Vice President and Chief Financial Officer of the Company on January 8, 2008, and will continue to serve as Treasurer. As previously disclosed on the Current Reports on Form 8-K and Form 8-K/A filed with the SEC on April 2, 2008 and April 11, 2008, respectively, James W. Cruckshank was appointed Senior Vice President and Chief Accounting Officer of the Company effective April 2, 2008.
     Effective July 8, 2008, the Board of Directors further defined the titles and responsibilities of Mr. Rittenbaum and Mr. Cruckshank as follows: Mr. Rittenbaum’s titles were revised to be Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer) and Mr. Cruckshank’s titles were revised to be Senior Vice President and Chief Accounting Officer (Principal Accounting Officer). All other information required by Item 5.02(c) of Form 8-K was previously disclosed in the Current Reports on Form 8-K filed with the SEC on January 10, 2008 and April 2, 2008 and the Current Report on Form 8-K/A filed with the SEC on April 11, 2008.
(e) Effective July 7, 2008, the Company entered into a second amended and restated employment agreement (the “Employment Agreement”) with Larry G. Brady, who served as Senior Vice President and Chief Financial Officer of the Company until January 8, 2008. The Employment Agreement provides that the Company is employing Mr. Brady as a non-officer employee for a term (the “Initial Term”) beginning January 8, 2008 and ending August 31, 2008. The Employment Agreement further provides that Mr. Brady will, for a period of 60 months following expiration of the Initial Term (the “Extended Term”), provide services to the Company on an as-needed basis as requested by the Company’s Chief Executive Officer.
     The Employment Agreement provides that during the Initial Term the Company will pay Mr. Brady a base salary at an annualized rate of $285,000 per year. Mr. Brady will be eligible to receive discretionary cash bonus compensation during the Initial Term in accordance with the Company’s practice applicable to other senior employees of the Company and will receive other employee benefits as are generally available to senior officers. During the Extended Term, the Employment Agreement provides that the Company will pay Mr. Brady an annual base salary of $120,000.
     The Employment Agreement contains a noncompetition clause, effective during the Initial Term and the Extended Term, limiting Mr. Brady’s activities with competing businesses and prohibiting him from soliciting the Company’s employees and customers.

     The Employment Agreement further provides that if the Company terminates Mr. Brady’s employment for any reason other than “cause,” the Company will pay him a severance payment in the amount equal to his base salary for the remainder of the Initial Term or the Extended Term, whichever is applicable, plus an amount equal to $2,000 per month for the remainder of the Initial Term or the Extended Term, whichever is applicable, which amount is intended to defray the cost of employee benefits during such period. Additionally, his stock options and restricted stock grants will become fully vested and exercisable. If the Company terminates Mr. Brady for “cause,” the Employment Agreement obligates the Company to pay only his earned but unpaid base salary as of the effective date of such termination.
     The above description of the terms of the Employment Agreement is qualified in its entirety by the actual language of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description does not constitute an acknowledgement by the Company of the materiality of the Employment Agreement or any provision thereof.
     On July 7, 2008, Mr. Brady was awarded, effective September 1, 2008, such number of the Company’s restricted shares under the 2005 Stock Incentive Plan (the “Plan”) as have an aggregate fair market value as of September 1, 2008 of $150,000, which will vest ratably over a period of two years in accordance with the Plan and the terms of the Employment Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Second Amended and Restated Agreement between the Company and Larry G. Brady dated as of January 8, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: July 11, 2008	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum,
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)